Sun Life Insurance and Annuity Company of New York

One Sun Life Executive Park

SC1215

Wellesley Hills, MA 02481

PERSONAL FINANCIAL QUESTIONNAIRE

This questionnaire is to be attached to and made part of the policy.

Names(s) ____________________________________ Policy No. __________________

REFERENCES TELEPHONE NO.

Name of: Accountant _________________________ _______________

Banking Source _________________________ _______________

Attorney _________________________ _______________

PURPOSE OF INSURANCE

☐ Income Replacement ☐ Estate Protection ☐ Charitable Remainder Trust ☐ Other

PERSONAL INCOME STATEMENT

1st Insured 2nd Insured

Salary _______________________ ______________________

Bonus _______________________ ______________________

Interest / dividends _______________________ ______________________

Other income _______________________ ______________________

ESTIMATED NET WORTH

ASSETS LIABILITIES

Cash / Savings ________________________ Margin account ___________________

Stocks/bonds* _________________________ Personal Loans ___________________

Insurance cash value ____________________ ___________________

Personal property _______________________ Mortgage(s) ___________________

Trust (benefit of) ________________________ ___________________

Real estate* _______________________ Other ___________________

Net business interest** ___________________ ___________________

TOTAL ASSETS ________________________ TOTAL LIABILTIES ______________

Net worth (Assets - Liabilities) ___________________________

*Please list major equity positions and or/properties (use separate page if necessary)

___________________________________________________________________________

___________________________________________________________________________

** Please supply current year's financial statement, balance sheet and income statement.

Please answer the following questions if a charitable remainder trust is to be established.

  What assets will be placed in trust? ______________________________________________

______________________________________________________________________________

2. What percentage of your assets will be going into the trust? ___________________________

____________________________________ ______________________________________

Signature of Proposed Insured Date Signature of Proposed Insured Date